Exhibit 10.1

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) is made as of November 19, 2021 (the “Effective Date”), by and between Simulations Plus, Inc. (the “Company”) and Shawn O’Connor (“Employee”), and shall amend that certain Employment Agreement dated September 3, 2020 (the “Agreement”) between the Company and Employee.

WHEREAS, the parties desire to amend the Agreement to make the clarifications and changes to the Agreement as provided, below.

NOW, THEREFORE, in consideration of these premises, the mutual covenants and agreements of the parties hereunder, and for other good and valuable consideration the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                  Performance Bonus. Section 4.3(a) of the Agreement shall be amended, superseded and replaced in its entirety by the following:

“(a)       Cash Bonus. For each fiscal year during the term of this Agreement, the Employee shall be eligible to receive a target cash performance bonus based on individual and Corporate metrics, which target shall be 50% of the Employee’s base salary; provided, however, that the actual amount of such bonus may be less than or exceed the target amount and shall be determined by the Board of Directors, in its sole discretion, based upon recommendation by the Compensation Committee of the Board of Directors.”

2.                   Miscellaneous.

(a)                No Further Amendment; Effect of Amendment. Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement. This Amendment shall form a part of the Agreement for all purposes, and the parties thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Agreement shall be deemed a reference to the Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

(b)                Counterparts. This Amendment may be executed simultaneously in two or more counterparts, including counterparts bearing a facsimile signature copy, each of which shall be deemed an original but all of which together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other. The parties intend that a facsimile signature copy on this Amendment shall have the same force and effect as an original signature.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:

SIMULATIONS PLUS, INC.

By: /s/ Walter S. Woltosz

Walter S. Woltosz, Chairman

EMPLOYEE:

Shawn O’Connor

__/s/ Shawn O’Connor